EXHIBIT 23.2

Letter of Consent of McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP

389 Mulberry Street

Macon, Georgia 31201

May 18, 2006

Colony Bankcorp, Inc.

115 S. Grant Street

Fitzgerald, Georgia 31750

RE:	LETTER OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2006, in the Annual Report to stockholders of Colony Bankcorp, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ McNair, McLemore, Middlebrooks & Co., LLP
McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia